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                                                                      EXHIBIT 21


                              LIST OF SUBSIDIARIES

The following are subsidiaries of the Company, the respective jurisdictions of their incorporation and names (if any) under which they do business. The Company owns all of the voting securities (including directors' qualifying shares owned beneficially by the Company) of each such subsidiary except the Company owns only approximately 50% of EDO (Canada) Limited.

The names of particular subsidiaries of the Company have been omitted. When considered in the aggregate as a single subsidiary, these omitted subsidiaries do not constitute a "significant subsidiary" as such term is defined in Rule 1-02(v) of Regulation S-X of the Securities Exchange Act of 1934, as amended.

                                            Jurisdiction                 Name Under Which
                                                Of                         Subsidiary
Name                                        Incorporation                 Does Business
----                                        -------------                 -------------
EDO Western Corporation                     Utah                        EDO Electro-Ceramics
EDO (Canada) Limited                        Canada
EDO Foreign Sales Corporation               U.S. Virgin Islands
EDO Sports, Inc.                            Delaware
EDO Western International Corp.             Delaware
EDO International Corporation               Delaware
EDO Energy Corporation                      Delaware
EDO Automotive Natural Gas, Inc.            Delaware
Specialty Plastics, Inc.                    Louisiana                   EDO Specialty Plastics
EDO Acquisition II, Inc.                    Delaware                    EDO Technology Services
                                                                               and Analysis
AIL Technologies, Inc.                      Delaware
M. Technologies Inc.                        Pennsylvania                EDO M. Tech
AIL Systems, Inc.                           Delaware
American Nucleonics Inc.                    California
Astro Optics Laboratories, Inc.             California
Dynamic Systems, Inc.                       Maryland